BAS was the affiliated party involved in the
underwriting of all the following securities.
Fund Series	                        Fund
Columbia Funds Series Trust I	Columbia High Yield Fund
Columbia Funds Series Trust I	Columbia High Yield Fund
Columbia Funds Series Trust I	Columbia High Yield Fund

Fund	                           Broker
Columbia High Yield Fund	Goldman Sachs
Columbia High Yield Fund	Goldman Sachs
Columbia High Yield Fund	Lehman Brothers

Fund	                            Security
Columbia High Yield Fund	Host Marriot LP
Columbia High Yield Fund	Pogo Producing Co 6.625
Columbia High Yield Fund	"Coventry Health Care, Inc.
                                   CVH 5.875% 1/15/12"

Fund	                        Trade Date	Quantity
Columbia High Yield Fund	3/3/2005	"7,775,000"
Columbia High Yield Fund	3/23/2005	"5,000,000"
Columbia High Yield Fund	1/21/2005	"5,700,000"

Fund	                        Price   	  Amount
Columbia High Yield Fund	0.51    	"7,775,000"
Columbia High Yield Fund	0.69     	"5,700,000"
Columbia High Yield Fund	0.69	        "5,700,000"